UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2015

LYNDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

British Columbia	000-55301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1200 888 Dunsmuir Street Vancouver, British Columbia		V6C 3K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 629-2991

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amended Executive Employment Agreement

On December 9, 2015, Lynden Energy Corp. (the “Company” or “we”) amended, effective as of the same date, our Executive Employment Agreement (as amended, the “Agreement”) with Colin Watt, our President and Chief Executive Officer, to extend the term of his existing Agreement to September 30, 2016. The amendment provides for a revised salary for Mr. Watt of $13,917 (CDN) per month. In addition, the amendment acknowledges that Squall Capital Corp., a corporation wholly owned by Mr. Watt, and the employees thereof will continue to provide monthly administrative and support services to the Company on a cost recovery basis, the billings for which shall not exceed $16,500 (CDN) per month without Board approval. The amendment was approved by the Board of Directors of the Company on December 9, 2015.

The description of Mr. Watt’s employment herein is not complete and is qualified in its entirety by reference to the amendment to the Executive Employment Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement dated December 9, 2015, between Lynden Energy Corp. and Colin Watt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYNDEN ENERGY CORP.

By:	/s/Colin Watt
Colin Watt President, Chief Executive Officer, Corporate Secretary and Director

Dated: December 11, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement dated December 9, 2015, between Lynden Energy Corp. and Colin Watt.